UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 1, 2016

(Date of earliest event reported)

Continental Materials Corporation

(Exact name of registrant as specified in its charter)

DE	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 South Wacker Dr. Suite 4000, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312)541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note

On January 1, 2016, Continental Materials Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, the retirement of Joseph J. Sum as Chief Financial Officer of the Company and the appointment of Mark S. Nichter as Mr. Sum’s successor effective January 1, 2016.

This Form 8-K/A amends and supplements the Initial Form 8-K to include additional disclosure regarding the material terms of the Company’s compensation arrangement with Mr. Nichter and to include additional disclosure regarding the terms of the Company’s consulting agreement with Mr. Sum.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2016, coinciding with Mark S. Nichter’s appointment as Chief Financial Officer the Company adjusted Mr. Nichter’s annual salary to $200,000. As previously reported, Mr. Nichter, 65, had served as Controller of the Company since 1989 and Corporate Secretary since 1993.

In addition, the previously reported intention of the Company to enter into a one-year Consulting Agreement (the “Consulting Agreement”) with Joseph J. Sum, who retired as Chief Financial Officer of the Company effective December 31, 2015, was signed by both parties with an effective date of January 1, 2016. The terms of the Consulting Agreement are as previously reported: Mr. Sum will consult with the Company on various business matters as requested by the Company for a fee of $100,000, to be paid out in equal monthly installments, such amount to be reviewed and adjusted by mutual consent if necessary as of July 1, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Dated: February 8, 2016	By:	/s/ Mark S. Nichter
Mark S. Nichter
Vice President and Chief Financial Officer